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                                                                    EXHIBIT 10.3

                             SHARE PLEDGE AGREEMENT

                            dated September 15, 1999

                                     between

                           FIBERMARK BETEILIGUNGS GMBH

                                       AND

                                 FIBERMARK GMBH

                                (the "Pledgors")

                                 on the one hand

                                       and

                       BAYERISCHE HYPO- UND VEREINSBANK AG

                                 (the "Pledgee")

                                on the other hand


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                                TABLE OF CONTENTS

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

                                                                           Page

Art. 1              Definitions                                              3

Art. 2              Pledge                                                   4

Art 3               Security Purpose                                         5

Art. 4              Pledgor's Rights                                         5

Art. 5              Pledgor's Representations                                6

Art. 6              Pledgee's Right of Realisation                           6

Art. 7              Expiration of Pledge                                     6

Art. 8              Waiver                                                   7

Art. 9              Duration and Independence                                7

Art. 10             Notices, Language                                        7

Art. 11             Partial Invalidity                                       8

Art. 12             Miscellaneous                                            8



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WHEREAS, Bayerische Hypo- und Vereinsbank Aktiengesellschaft shall provide
FiberMark GmbH (the "Borrower") with a six year loan facility in the amount of DM 28,500,000 (in words: Deutsche Marks twentyeight million fivehundredthousand) for the purpose of financing the acquisition of Papierfabrik Lahnstein GmbH; and

WHEREAS, the Pledgors have concluded a share purchase agreement (the "Acquisition Agreement") for the purchase of 3 (three) shares in Papierfabrik Lahnstein GmbH with a total nominal value of DM 20,000,000 (Deutsche Marks twenty million) and

WHEREAS, Bayerische Hypo- und Vereinsbank Aktiengesellschaft acknowledges that the Pledgors will pursuant to the provisions of the Acquisition Agreement only acquire full ownership of the Shares on the Closing Date (as defined in the Acquisition Agreement); and

WHEREAS, the Pledgors shall pledge their shares in Papierfabrik Lahnstein GmbH to Bayerische Hypo- und Vereinsbank AG as security for the Borrower's payment obligations under the Loan Agreement I and the Loan Agreement II, and

FiberMark Beteiligungs GmbH, FiberMark GmbH and Bayerische Hypo- und Vereinsbank AG appear before Mr. Marco Bolzern, public notary in Lucerne, Switzerland, to execute this Share Pledge Agreement as a deed as follows:

                                     ART. 1

                                   DEFINITIONS

In this Agreement the following terms shall have the following meaning:

1.1   "BGB" shall mean Burgerliches Gesetzbuch, being the German Civil Code.

1.2   "Company" shall mean Papierfabrik Lahnstein GmbH.

1.3 "Declared Default" shall mean any event of default occurring under the Loan Agreements

1.4 "Enforcement Event" shall mean the occurrence of a Declared Default which is not, if capable of remedy, remedied within 10 Business Days after written notice from the Pledgee to the Pledgors that it has the intention to realise the Pledge.

1.5 "Loan Agreement I" means the loan agreement entered into by the Borrower and the Pledgee on January 7, 1998.

1.6 "Loan Agreement II means the loan agreement entered into by the Borrower and the Pledgee on September 15, 1999. Loan Agreement I and Loan Agreement II shall be referred to as the Loan Agreements.

1.7   "Pledge" shall mean the pledge constituted hereunder.

1.8   "Pledgee" shall mean Bayerische Hypo- und Vereinsbank Aktiengesellschaft.

1.9 "Pledgors" shall mean FiberMark Beteiligungs GmbH and FiberMark GmbH, and "Pledgor" shall mean each one of them.

1.10 "Proceeds" means the proceeds resulting from the enforcement of the Pledge.


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1.11  "Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) which are now or have been or at any time after the date hereof may be or become by way of novation or otherwise due, owing or incurred by the Borrower to the Pledgee under the Loan Agreements as amended, varied or supplemented from time to time.

1.12  "Shares" means the shares set out in Article 2. 1. .

1.13 All capitalised terms used herein and not otherwise defined herein shall bear the same meaning herein as ascribed to them in the Loan Agreement II, unless the context otherwise requires.

                                    ARTICLE 2

                                     PLEDGE

2.1   SHARES

      The Pledgors will hold as from the Closing Date the following 3 shares in the Company:


--------------------------------------------------------------------------------
          Column A:                                     Column B:
      Number of Shares                          Nominal value of Shares:

--------------------------------------------------------------------------------
              1                           DM 50,000
--------------------------------------------------------------------------------
              1                           DM 70,000
--------------------------------------------------------------------------------
              1                           DM 19,880,000
--------------------------------------------------------------------------------


2.2   CONSTITUTION OF THE PLEDGE

      The Pledgors hereby pledge the Shares specified in Article 2.1 to the Pledgee.

      The Pledgors furthermore pledge to the Pledgee any and all additional future shares in the capital of the Company they may acquire in the future in the event of an increase of the capital of the Company or otherwise.

      The Pledgee herewith accepts the pledges.

2.3   ANCILLARY RIGHTS

      Subject to the provisions set forth in Article 4 below, all dividend rights ("Ausschuttungszahlungen") and other rights and monetary claims associated with the Shares are pledged together with the Shares to the Pledgee as security (e.g. payment made upon the liquidation of the company; "Liquidationserlos bei Auflosung der Papierfabrik Lahnstein GmbH").

      The Pledgee herewith accepts the pledges.


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2.4   ADDITIONAL SECURITY

      The Pledge is in addition, and without prejudice to, any other security the Pledgee may now or hereafter hold in respect of the Secured Liabilities.

                                    ARTICLE 3

                                SECURITY PURPOSE

      The Pledge is constituted in order to secure the prompt and complete satisfaction of any and all Secured Liabilities.

                                    ARTICLE 4

                                PLEDGOR'S RIGHTS

4.1   ENTITLEMENT TO DIVIDENDS

      Unless the Pledgee gives notice to the contrary which it may only do whilst a Declared Default subsists, the Pledgors shall have the right to receive and retain without limitation all dividend payments and all other payments in respect of the Shares pledged by virtue of Article 2 above. When such Declared Default no longer subsists the Pledgors shall again be entitled to receive and retain without limitation all dividend payments and all other payments in respect of the Shares pledged by virtue of
      Article 2.

4.2   VOTING RIGHTS

      The voting rights pertaining to the Shares remain with the Pledgors.


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                                    ARTICLE 5

                            PLEDGOR'S REPRESENTATIONS

The Pledgors hereby represent and warrant to the Pledgee that as of the Closing
Date:

(a)   OWNER OF THE SHARES

      The Pledgors will be the sole owners of the Shares as from the Closing Date, and are duly entitled to grant the Pledge to the Pledgee.

(b)   NO THIRD PARTY RIGHTS

      The Pledgors have not granted any mortgage, hypothecation, pledge, lien, charge, assignment, transfer of title or other security rights over any of the Shares to any other third party prior to the date of this Agreement.

                                    ARTICLE 6

                         PLEDGEE'S RIGHTS OF REALISATION

6.1   REALISATION

      Whilst an Enforcement Event subsists, the Pledgee may enforce the Pledge in accordance with the relevant rules of the BGB, provided that the Secured Liabilities have not been unconditionally and irrevocably satisfied and discharged in full.

6.2   DUE CARE AND ATTENTION

      The Pledgee will realise the Pledge only to the extent necessary to discharge in full the Secured Liabilities. The Pledgee shall at all times until the full and complete satisfaction of all the Secured Liabilities take into consideration the legitimate interest of the Pledgors in exercising its rights under this Agreement.

6.3   SURPLUS

      After the complete unconditional, irrevocable and full payment and discharge of all Secured Liabilities any remaining Proceeds resulting from the enforcement of the Pledge shall be retransferred to the Pledgors.

                                    ARTICLE 7

                              EXPIRATION OF PLEDGE

      Upon the full, final, unconditional and irrevocable payment and discharge of all Secured Liabilities the Pledge shall automatically expire ("erloschen"). The Pledgee shall, at the request and at the cost of the Pledgors, take all such steps as the Pledgors may reasonably require in order to effect such expiration.


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                                    ARTICLE 8

                                     WAIVER

      No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights or remedies provided hereunder are cumulative and not exclusive of any rights or remedies whether provided by law or otherwise.

                                    ARTICLE 9

                            DURATION AND INDEPENDENCE

9.1   DURATION

      This Agreement shall, unless otherwise agreed between the parties, remain in full force and effect until complete, unconditional and irrevocable payment and discharge in full of the Secured Liabilities. The Pledge shall not cease to exist if any payments made in satisfaction of the Secured Liabilities have only temporarily discharged the Secured Liabilities.

9.2   INDEPENDENCE

      This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee with respect to any obligation of the Pledgors. None of such other securities shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Agreement.

                                   ARTICLE 10

                                NOTICES, LANGUAGE

10.1 Any correspondence, documentation and communication between the parties to this Agreement shall be in writing, by mail, or by telefax; the latter case requiring confirmation by mail.

10.2 Without prejudice to any future change of address, all correspondence from the Pledgors to the Pledgee shall be sent to the Pledgee at the following address:

                  Bayerische Hypo und -Vereinsbank Aktiengesellschaft Am Tucherpark 1/VTW 1
                  80536 Munchen
                  Attention: Mr. Rainer Heuschneider
                  Fax: +49-89-37825278

      All correspondence from the Pledgee to the Pledgors shall be sent to the following address:

                  FiberMark Beteiligungs GmbH
                  c/o FiberMark Gessner GmbH & Co.
                  Attention: Dr. Walter Haegler
                  Fax: +49-8062-703461 (with copy to Mr. Bruce Moore,
                  Fax: +001-802-2575900)

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                  FiberMark GmbH
                  c/o FiberMark Gessner GmbH & co.
                  Weidacher Strasse 30
                  83620 Feldkirchen-Westerham
                  Attention: Dr. Walter Haegler
                  Fax: +49-8062-703461 (with copy to Mr. Bruce Moore,
                  Fax: +001-802-2575900)

10.3  LANGUAGE

      This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or Phrase shall prevail.

      Any notice given under or in connection with this Agreement shall be in the English language.

                                     ART. 11

                               PARTIAL INVALIDITY

      Should any provision of this Agreement be or become wholly or partly, invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Agreement.

      The Parties hereby agree to replace, to the extent possible, any provision of this Agreement which is or becomes illegal or invalid with a legal and valid provision which achieves to the fullest extent possible the commercial intention of the Parties.

                                     ART. 12

                                  MISCELLANEOUS

12.1  AMENDMENTS

      Any alteration or amendment to this Agreement shall be in writing. Verbal agreements shall have no legal effect.

12.2  GOVERNING LAW

      The form and contents of this Agreement, as well as the rights and obligations of the Pledgor and the Pledgee shall be construed according to the laws of the Federal Republic of Germany in every respect.

12.3  JURISDICTION

      The applicable place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be Munich. The Pledgee may however, at its option,


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      commence proceedings before any other competent court of law in the
      Federal Republic of Germany and/or in any other country in which assets of the Pledgors are situated. In the latter case the laws of the Federal Republic of Germany shall, pursuant to Art. 12.2, also be applicable.

12.4  COUNTERPARTS

      This Agreement has been executed in the English language in 3 (three) counterparts. One copy shall be provided to each of the Pledgors and to the Pledgee. Each executed copy shall have the effect of an original.


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                                SEPTEMBER 15,1999

                           FiberMark Beteiligungs GmbH



      .....................................................................



                                 FiberMark GmbH



      .....................................................................



               Bayerische Hypo- und Vereinsbank Aktiengesellschaft



     ......................................................................
                          (in its capacity as Pledgee)



                               SEPTEMBER 15, 1999



      .....................................................................
                                 (Public notary)